Exhibit 23.1








         Consent of Independent Registered Public Accounting Firm
    ------------------------------------------------------------------


Patriot Transportation Holding, Inc.
Jacksonville, Florida


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 11, 2018, relating to the consolidated financial statements and schedules of Patriot Transportation Holding Inc. appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2018.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ Hancock Askew & Co., LLP
----------------------------
Hancock Askew & Co., LLP
Savannah, Georgia
February 1, 2019